UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51397	13-6400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 2, 2024, the Board of Directors of the Federal Home Loan Bank of New York (“FHLBNY”) announced as follows:

i) Mr. José González, the current President and Chief Executive Officer (“CEO”) of the FHLBNY who has served in that role since April of 2014, will retire from the FHLBNY at the close of FHLBNY business on April 4, 2025.

ii) The current CEO of the Office of Finance of the Federal Home Loan Banks (a joint office of the Federal Home Loan Banks that serves as their fiscal agent), Mr. Randolph C. Snook, 64, will become FHLBNY President and CEO on February 3, 2025. When this occurs, Mr. González will become Senior Advisor to the President and CEO, and will serve in that role until his retirement from the FHLBNY.

Mr. Snook has more than three decades of experience in the securities industry. He has served as the CEO of the Office of Finance since January 1, 2019. From August 2005 to December 2018, Mr. Snook served as the Executive Vice President of Business Policy and Practices for the Securities Industry and Financial Markets Association (“SIFMA”). Prior to joining SIFMA, Mr. Snook held several senior positions at Goldman Sachs, including co-head of the Credit Capital Markets New Issue Desk and co-head of the Corporate Bond Business Unit. Mr. Snook holds a B.S. in Civil Engineering and an M.B.A., both from Rensselaer Polytechnic Institute.

As the FHLBNY’s President and CEO, Mr. Snook will receive an annual base salary of $995,000. He will be eligible to earn  incentive compensation opportunities under the FHLBNY’s 2025 Incentive Compensation Plan upon approval of such plan. Mr. Snook will also be eligible to participate in the FHLBNY’s Change in Control Agreement at the CEO level and in the Bank’s retirement and other benefit plans in accordance with each plan’s requirements, each as described in “Item  11 – Executive Compensation” of the FHLBNY’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 21, 2024 (the “2024 Annual Report”). There will be no change in Mr. González’ base salary as described in “Item 11 – Executive Compensation” of the 2024 Annual Report when he assumes the role of Senior Advisor, and his benefits will remain substantially unchanged.

Mr. Snook has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Snook and any of the FHLBNY’s directors or executive officers, and there are no arrangements or understandings between Mr. Snook and any other person pursuant to which he was selected as President and CEO.

Item 7.01 Regulation FD Disclosure

On December 2, 2024, the FHLBNY issued a news release announcing Mr. Gonzalez’ retirement as well as Mr. Snook’s appointment as President and Chief Executive Officer. A copy of the news release is furnished with this report as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	News Release dated December 2, 2024, issued by the FHLBNY.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: December 2, 2024	By:	/s/ Kevin M. Neylan
	Name:	Kevin M. Neylan
	Title:	Senior Vice President and Chief Financial Officer

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